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PAGES CONTAINING CONFIDENTIAL MATERIAL HAVE BEEN STAMPED "CONFIDENTIAL
TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION." THE REDACTED MATERIAL HAS BEEN BLACKENED OR MARKED WITH A STAR (*).

                                 EXHIBIT 10.25
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                               Services Agreement

       THIS AGREEMENT, to be effective upon date of execution below, is entered into by and between Champion Communication Services, Inc., ("Champion") a Delaware corporation, whose principal place of business is located at 1610 Woodstead Court, Suite 330, The Woodlands, TX 77380 and K N Energy Services, Inc., a Colorado corporation, doing business as K N Services, hereinafter
("K N") whose principal place of business is at 370 Van Gordon Street, P.O. Box 281304, Lakewood, Colorado 880228-8304, together who are hereinafter referred to separately or jointly as "Party or Parties".

       WHEREAS, K N Energy Services, Inc. has the expertise, experience and ability to provide certain services such as, but not limited to, invoicing, billing, collections, dispatch, telemarketing, customer service, maintenance and repair; and

       WHEREAS, Champion Communications is in the business of providing radio communication services and wishes to purchase some or all of the services provided by K N Energy Services, Inc.;

       NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is agreed by and among the Parties as follows:

1.  SERVICES PERFORMED

       A. K N has agreed to perform certain services at its Customer Services Center in Scottsbluff, NE. The services provided for by K N are set forth in Exhibit A which is hereby referenced and incorporated herein.

       B. Champion agrees and stipulates to perform certain services and to pay for certain services provided by K N. The services and payments required by Champion are set forth in Exhibit B which is hereby referenced and incorporated herein.

2. K N is an independent contractor and as such, is responsible for the salaries, fringe benefits, taxes, insurance and other payroll costs of K N and any respective employees, contractors, subcontractors, and agents. To the extent travel or other business expenses are incurred, K N is responsible for such expenses, for those any respective employees, contractors, subcontractors, and agents. All work performed and all tools used shall be at the direction of K N, and shall be under K N's care, custody and control, not that of Champion. All insurance, permits, licensing, including but not limited to liability and worker's compensation insurance are the responsibility of K N. Certificates of insurance shall be provided by K N upon request from Champion.

3.  In order to allocate the respective responsibilities of KN and Champion for liabilities arising under this Agreement, it is agreed between K N and Champion that certain responsibilities and liabilities for personal injuries and property damage arising out of the performance of this Agreement should be allocated between them in order to avoid protracted litigation between K N and Champion, including associated legal expenses, and so that insurance or self-insurance may be arranged by each party as necessary to protect them against these exposures to loss. The allocation of responsibilities and liabilities between K N and Champion is as follows:
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       a.     Both parties agree to protect, defend, and indemnify and hold harmless each other, its directors,officers, employees, agents, and representatives or its invitee(s), from any and all loss, damage and expenses including judgments and attorney's fees, by reason of or growing out of bodily injury or death, property damage, or claims of any nature or character in any manner directly or indirectly connected with the manner of performing the Services, violations of laws and regulations relating to the work, or with acts or omissions of the each party or any of its subcontractors, whether or not either Party is or is claimed to be passively, concurrently or actively negligent, and regardless of whether liability without fault is imposed or sought to be imposed on one or more of the Indemnities, except to the extent that such indemnification is void or otherwise unenforceable under applicable law in effect on or validly retroactive to the date of this Agreement. An additional exception to this indemnification by each party shall be where such loss, damage, injury, liability or claim is the result of the sole active negligence or willful misconduct of one Party and is not contributed to by any act of, or by any omission to perform some duty imposed by law or contract on the other party, its subcontractors, or that subcontractor's agents, representatives, or employees.

       b. Each party shall notify the other party immediately of any claim, demand, or suit that may be presented to or served upon it by any party arising out of or as a result of work performed pursuant hereto, affording such other party full opportunity to assume the defense of such claim, demand, or suit and to protect itself under the obligations of this Section.

4. K N warrants that the services provided hereunder shall be substantially as described in this Agreement and in accompanying materials. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND K N DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. It is further understood that the provision of these services hereunder is dependent upon the continued availability of communications facilities to K N and that K N cannot warrant such availability. K N does not warrant that the operation of the services provided for above in Paragraph 2 will be uninterrupted or error-free, and Champion assumes the responsibilities to take adequate precautions against damages to Champion's operation that would be caused by such interruption or errors. K N makes no guarantee of problem resolution. K N personnel will make best effort available to solve all problem issues, but ultimate responsibility and liability for third party complaints shall remain with Champion.

5. This Agreement shall be in effect for a period of one year beginning on the date of execution, unless earlier terminated pursuant to its terms. Either party shall have the right to terminate this agreement upon thirty (30) days notice to the other party with or without cause. This Agreement shall remain in effect from year to year thereafter, unless terminated by either party pursuant to Section 5. Thirty (30) calendar days prior to the end of the year term, K N will provide Champion with a schedule of prices for services provided. Failure of Champion to notify K N within ten (10) days after the date of mailing of its disagreement with such pricing, shall mean such pricing shall be in effect for the next year. Should the parties fail to agree to pricing changes prior to the end of the contract term, the Parties can agree in writing to extend the old terms for an additional periods of up to thirty (30) calendar days, or can provide notice of termination of this Agreement. Notice for cause or pricing changes must provide a written statement of the conditions that are considered the alleged breach or reason for termination. Such notice must give the other party the right to use reasonable efforts to meet the terms and conditions set forth. Such notice must be in writing to the other party. Delivery of such termination shall be deemed to be effective the earlier of receipt or three days upon mailing.
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6.  Notices and invoices required under this contract shall be effective the earlier of receipt or three days after mailing and shall be sent to:

       For KN                           For Champion
       Ted Robinette or                 Jess Pilkington           (Name)
       authorized representative        Regional Business Mgr.    (Title)
       505 Broadway                     ______________________    (Address)
       Scottsbluff, NE 69363-1207       Scottsbluff, NE           (City/State)

7. Termination of this agreement shall not terminate the obligations of payment by Champion for services performed, or of K N to perform services paid for by Champion to the satisfaction of Champion, or to pay for the costs incurred by Champion or K N to get such work performed by others, unless both Parties agree in writing to forego any remedies set forth in this Agreement.

8. This Agreement contains the entire Agreement between the Parties, and except as stated herein, there are no oral promises, agreements, or warranties, promises, obligations, assurances or conditions precedent or otherwise affecting it. Insofar as the parties have had prior dealings, including the negotiations and exchanges leading up to this writing, it is the intention of the respective Parties to negate specifically any effect of any prior dealings with respect to this Agreement and the transactions described in this Agreement. Any modification of this Agreement must be signed by the Party against whom such modification is demanded.

9. This Agreement shall bind and inure to the respective successors and assigns of the Parties hereto. However, any assignment or attempted assignment, except to an affiliate, or subsidiary of K N or Champion shall be void without the prior written consent of the other party.

CHAMPION COMMUNICATION SERVICES, INC.         K N ENERGY SERVICES, INC.

By:  /s/ DAVID A. TERMAN                      By:  /s/ W. E. ASBURY
     --------------------------------              -----------------------------
       David A. Terman (Name)                 William E. Asbury
       President (Title)                      Vice-President, Utility Services

Date:  5/3/96                                 Date:
     --------------------------------               ----------------------------
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                                  EXHIBIT A


       1. Development of, in conjunction with Champion, all necessary policies and procedures, and an implementation schedule for a plan for K N to provide Champion with a method of providing its customers with the means of ordering and receiving parts and equipment designated solely by Champion for sale and delivery to its customers, for dispatch of Champion service technicians, and for billing services support. It is the intent of KN to have full and complete implementation of such services no later than sixty
              (60) business days after execution of this Agreement, except as extended by the parties in writing. Implementation costs shall be
                            .

       2. Availability of twenty-four hour, seven days a week, 365 days per year telephonic customer service support for billing questions for Champion customer telephonic requests on a dedicated 800 telephone number in the states of Colorado, Kansas, Iowa, Nebraska, North
              Dakota, South Dakota, Montana and Wyoming at a cost          of
              per call minute. Additional geographic areas for billing support may be added by the Parties in writing, as set forth in Paragraph 1 A and B, from time to time.

       3. Availability of twenty-four hour, seven days a week, 365 day per year telephonic customer service support for providing Champion customers, upon their request, on a dedicated 800 telephone number, with appointments for repair, maintenance, replacement from authorized Champion service technicians in the states of Colorado, Kansas, Iowa, Nebraska, South Dakota, North Dakota,
              Montana and Wyoming at a cost of        . KN shall contact and
              schedule appointments with such authorized service technicians, and provide Champion customers with such information, but shall not be responsible for the failure of such authorized representatives to keep such appointments or provide services in an adequate or workmanlike manner. Additional geographic areas for dispatch services may be added by the Parties in writing, as set forth in Paragraph 1 A and B, from time to time.

       4. Availability of twenty-four hour, seven days a week, 365 day per year telephonic customer service support for providing Champion customers, upon their request, on a dedicated 800 telephone number, with Motorola product ordering for Champion Communication customers in the states of Colorado, Kansas, Iowa, Nebraska, South
              Dakota, North Dakota, Montana and Wyoming at a cost of          .
              Additional geographic areas for Motorola product sales services may be added by the Parties in writing, as set forth in Paragraph I A and B, from time to time.

              Training for K N personnel providing such services shall be provided by Champion as set forth in Exhibit B, but the specific specialists and availability of such specialists shall be determined solely by KN, based on the number of trained personnel requested by Champion pursuant to Exhibit B(a). If KN fails to notify Champion of any problems concerning such requests within five days after receipt


                                                Confidential Treatment Requested
                                                The Redacted Material Has Been
                                                Filed With the Commission
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              of such monthly notice, any additional personnel and training costs shall be at KN's expense.

       5. Provision of telephonic customer service surveys and additional product information and sales for all Champion Customers every three months, four times a year, upon request of Champion. Such customer surveys and product information and sales shall be provided in the states of Colorado, Kansas, Iowa, Nebraska, South
              Dakota, North Dakota, Montana and Wyoming at a cost of          .
              Additional geographic areas for Motorola product sales services may be added by the Parties in writing, as set forth in Paragraph 1 A and B, from time to time. All surveys and telephonic sales shall be reviewed and approved by Champion prior to their use.

       6. Work station space for one employee of Champion for a period of no longer than One-Hundred Twenty (120) calendar days from the date of execution of this Agreement. Benefits, salaries, worker's compensation, and employment status of such person shall be solely under the control of Champion.

       7. Provision of written monthly summaries for the previous month by the third business day of each month beginning June 3, 1996 of customer contacts for dispatch, product sales, billing, and any other customer requests.

       8. Work requested by Champion not stated in this Exhibit A is not included in any price as set forth in this Exhibit A. Any such work shall be done at a price determined by KN, and agreed to by Champion but all rights and obligations for such work shall be as set forth in this Agreement.

       9.     To invoice Champion monthly for all services provided above.

      10. The use of all dedicated telephone numbers provided for Champion customer services by K N cease upon termination of this agreement, and KN and Champion shall make arrangements for such telephone numbers to remain for exclusive use by Champion after such termination.



                                   CONFIDENTIAL TREATMENT REQUESTED
                                   THE REDACTED MATERIAL HAS BEEN
                                   FILED WITH THE COMMISSION
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                                   EXHIBIT B

       1. Development of, in conjunction with KN, all necessary policies and procedures, and an implementation schedule for a plan for K N to provide Champion with a method of providing its customers with the means of ordering and receiving parts and equipment designated solely by Champion for sale and delivery to its customers, for dispatch of Champion service technicians, for billing services support and telephonic customer surveys. It is the intent of Champion to have full and complete implementation of such services no later than sixty (60) business days after execution of this Agreement, except as extended by the parties in writing.
              Implementation Costs to be paid by Champion shall be           .


       2. Monthly notice of the number of service specialists required, the number of hours needed for Motorola Product Training, and to request quarterly surveys from all Champion Customers. Such notice must be provided to KN on the first day of each calendar month for that month. If KN fails to notify Champion of any problems concerning such requests within five days after receipt of such monthly notice, any additional personnel and training costs shall be at KN's expense.

       3.     To pay KN for such training at a cost of            per service
              specialist. Such training may be provided by Champion. Such services may be performed by K N, at Champion's request, for an additional cost of One Hundred Dollars and No Cents ($100.00) per hour.

       4. To train Champion technicians in the procedures and policies of dispatch of Champion services and products by K N personnel through the K N Service Center in Scottsbluff, NE. Champion shall be solely responsible for actions or omissions of Champion personnel relating to the implementation and maintenance of such dispatch procedures.

       5. Provision of at least one person on a full-time basis at the Service Center located in Scottsbluff, NE to act as liaison to implement, develop, and coordinate all products, training and services set forth in Exhibits A & B for a period of up to One-Hundred Twenty (120) calendar days from the date of execution of this Agreement. Decisions made by such person concerning policies, procedures, and implementation plans will be final and binding on Champion. Such person shall be considered as having the necessary authority to fulfill Champion's obligations under this Agreement, whether such authority is express, or implied. This person shall be considered an employee, and agent of Champion, who shall be responsible for any and all benefits, expenses, worker's compensation coverage, health and medical coverage for such employee during the 120 day period.

       6. To agree and to stipulate to payment of all undisputed invoices from K N for billing services, dispatch services, product sales, customer surveys and implementation costs within twenty (20) days after the mailing date of such invoices. Failure to dispute such invoices within such twenty (20) day period shall result in such bills being considered by Champion as undisputed, and owed in full. Failure to pay within thirty days shall result in an additional late payment charge


                                          CONFIDENTIAL TREATMENT REQUESTED
                                          REDACTED MATERIAL HAS BEEN
                                          FILED WITH THE COMMISSION
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              equal to one and one-half percent per month (1 1/2%), for each additional month payment is not received after due date. Champion agrees to pay, to not dispute and to stipulate to any and all additional costs, including but not limited to court costs, and attorney's fees, incurred in the collection of any amounts due and owing.

       7. To use reasonable judgment in determining whether work is performed to Champion's expectations.

       8. To pay for any additional work requested not set forth in Exhibit A or B, and to accept and acknowledge that such work shall be at a price determined by KN, and agreed to by Champion prior to the performance of the work and that all rights and obligations concerning such work shall be according to the terms and conditions set forth in this Agreement.